UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CIT GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Additional Information Regarding CIT Group Inc.’s Annual Meeting of Stockholders to be Held on May 12, 2020

CIT Group Inc. issued the following press release on May 1, 2020, which relates to its proxy statement dated April 2, 2020, and furnished to its stockholders in connection with the solicitation of proxies for use at the Annual General Meeting of Stockholders to be held on Tuesday, May 12, 2020.

This supplement is being filed with the Securities and Exchange Commission and was made available to stockholders on May 1, 2020.

This supplement should be read in conjunction with CIT Group Inc.’s proxy statement dated April 2, 2020.

Press Release

CIT Announces 2020 Virtual Annual Meeting of Stockholders

NEW YORK, May 1, 2020 — CIT Group Inc. (NYSE: CIT) today announced that its 2020 Annual Meeting of Stockholders will be held in a virtual-only format due to the public health concerns and current official guidance related to the COVID-19 pandemic. An in-person meeting will not be held this year. The meeting remains on Tuesday, May 12, 2020 at 11 a.m. ET.

Registered and beneficial stockholders at the close of business on March 19, 2020—the record date of the Annual Meeting—are entitled to join the virtual meeting at www.virtualshareholdermeeting.com/CIT2020 and vote on the three proposals listed in the CIT 2020 Proxy Statement at www.proxyvote.com. Stockholders are invited to vote their shares and submit their proxy in advance of the meeting by one of the methods described in the proxy materials for the annual stockholder meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the annual stockholder meeting.

To participate, vote or ask questions at the virtual meeting, stockholders will need to enter the control number found on the proxy card, voting instruction form or other notice stockholders previously received to log in to www.virtualshareholdermeeting.com/CIT2020. A list of stockholders eligible to vote will be available for review on the virtual meeting website during the pendency of the Annual Meeting, as well as available for inspection and review by stockholders at our office located at One CIT Drive, Livingston, NJ 07039 from May 1, 2020 to the date of the Annual Meeting. In consideration of current public health practices, please wear a face mask and practice social distancing measures at the CIT office.

Technical assistance will be available for stockholders who experience an issue accessing the meeting. Contact information for technical support will appear on the virtual meeting website prior to the start of the meeting.

Stockholders who have already voted their shares do not need to vote them again because of this announcement. Any stockholder who has not voted prior to the day of the meeting may do so by following the applicable voting instructions on the virtual meeting website.

About CIT:

CIT is a leading national bank focused on empowering businesses and personal savers with the financial agility to navigate their goals. CIT Group Inc. (NYSE: CIT) is a financial holding company with over a century of experience and operates a principal bank subsidiary, CIT Bank, N.A. (Member FDIC, Equal Housing Lender). The company’s commercial banking segment includes commercial financing, community association banking, middle market banking, equipment and vendor financing, factoring, railcar financing, treasury and payments services, and capital markets and asset management. CIT’s consumer banking segment includes a national direct bank and regional branch network. Discover more at cit.com/about.

Contacts

MEDIA RELATIONS:	INVESTOR RELATIONS:
Gina Proia	Barbara Callahan
212-771-6008	973-740-5058
Gina.Proia@cit.com	Barbara.Callahan@cit.com